Exhibit 10.28

Certara, Inc. Executive Officer Severance Policy

The Company hereby adopts this Certara, Inc. Executive Officer Severance Policy (“Severance Policy”) with respect to any Qualifying Termination of an Executive Officer occurring on or after the Effective Date. Capitalized terms used herein have the meanings assigned to such terms under Exhibit A hereto.

In the event of an Executive Officer’s Qualifying Termination occurring on or following the Effective Date, such Executive Officer shall be entitled to receive the severance benefits described below, depending on whether such Qualifying Termination is a Non-CIC Termination or a CIC Termination. All severance benefits described hereunder are contingent upon the Executive Officer’s timely execution and non-revocation of a customary release of claims in favor of the Company and its affiliates.

Any severance or similar termination benefits that an Executive Officer is otherwise entitled to receive from the Company or its affiliates pursuant to an employment agreement or other plan or arrangement shall be offset against the amounts otherwise payable hereunder. The Company reserves the right to amend or terminate this Severance Policy at any time.

	Non-CIC Termination	CIC Termination
CEO
•1X sum of base salary plus target bonus paid within 60 days of termination.
•12 months’ subsidized COBRA premiums.
•Pro-rata annual bonus for year of termination (based on actual performance for full year and paid at the regular time of bonus payments for such year).[1]
•1.5X sum of base salary plus target bonus paid within 60 days of termination. •18 months’ subsidized COBRA premiums. •Pro-rata target bonus for year of termination paid within 60 days of termination.
Other Executive Officers[2]
•1X base salary paid within 60 days of termination.
•12 months’ subsidized COBRA premiums.
•Pro-rata annual bonus for year of termination (based on actual performance for full year and paid at the regular time of bonus payments for such year).
•1X sum of base salary plus target bonus paid within 60 days of termination. •12 months’ subsidized COBRA premiums. •Pro-rata target bonus for year of termination paid within 60 days of termination.

1     All subsidized COBRA premium benefits described hereunder are subject to an Executive Officer’s timely election to receive COBRA continuation coverage, and such benefits shall terminate if the Executive becomes eligible to receive other health benefits as a result of subsequent employment.
2     For any UK-based Executive Officers, (i) cash severance payments may be made in the form of garden leave payments and (ii) in lieu of subsidized COBRA premiums, health benefit coverage shall be provided on substantially the same terms as active employees.

Exhibit A

Capitalized terms used in this Severance Policy shall have the following meanings:

“Cause” has the meaning assigned to such term under an Executive Officer’s employment agreement with the Company or its affiliates (if any), or in the absence of any such existing definition or employment agreement, shall have the meaning assigned to such term under the Equity Plan.

“Change in Control” has the meaning assigned to such term under the Equity Plan.

“CIC Termination” means a Qualifying Termination occurring during the two-year period following a Change in Control.

“Company” means Certara, Inc.

“Effective Date” means November 5, 2025.

“Equity Plan” means the Company’s 2020 Incentive Plan, as amended from time to time.

“Executive Officer” means any “officer” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

“Good Reason” has the meaning assigned to such term under an Executive Officer’s employment agreement with the Company or its affiliates (if any), or in the absence of any such existing definition or employment agreement, shall not be applicable to such Executive Officer.

“Non-CIC Termination” means a Qualifying Termination occurring at any point other than during the two year period following a Change in Control.

“Qualifying Termination” means an involuntary termination of employment without Cause or termination of employment for Good Reason.

Effective November 5, 2025